                                                                    EXHIBIT 10.2

                           RESTRICTED STOCK AGREEMENT

     This Restricted Stock Agreement (this "AGREEMENT") is made and entered into as of March 25, 2002 (the "AWARD DATE"), by and between Focal Communications Corporation, a Delaware corporation ("WE" or the "COMPANY"), and [**name], a resident of [**state] ("YOU" or the "PARTICIPANT"). All capitalized terms used in this Agreement shall have the meaning assigned to them in Section 5 of this Agreement.

     WHEREAS, Participant is an employee of the Company; and

     WHEREAS, the Board of Directors of the Company (the "BOARD") and/or the committee of the Board administering the Company's 1998 Equity and Performance Incentive Plan (as this plan may be amended from time to time, the "PLAN") has approved the award to Participant of shares of the common stock, $.01 par value per share, of the Company (the "COMMON STOCK"), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     1. AWARD CERTAIN TERMS AND CONDITIONS.

     (a) NUMBER OF SHARES AWARDED - PURCHASE PRICE. The Company hereby awards to you, and you hereby purchase, as of the Award Date, [**no.] shares of Common Stock (the "RESTRICTED SHARES"). Concurrently with the delivery of this Agreement to the Company, you shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit A) with respect to the Restricted Shares. In connection with the issuance of the Restricted Shares, the Board has determined that the Company has received from you services with a value to the Company equal to at least $0.01 per share times the number of Restricted Shares (the "PURCHASE PRICE").

     (b) YOU ARE BOUND BY THE PLAN. A copy of the Plan is attached to this Agreement as Exhibit B. By signing this Agreement, you certify that you have completely and carefully reviewed this Agreement and the Plan. When you sign this Agreement, you agree to be bound by all of the terms of the Plan and this Agreement.

     (c) YOU ARE BOUND BY ALL OF THE COMPANY'S POLICIES. As consideration for the award of Restricted Shares hereunder, you agree to be bound by all Company policies, as if fully stated in this Agreement.

     (d) RETENTION OF COMPANY'S RIGHTS. By signing this Agreement, you agree that nothing in this Agreement or in the fact that we have awarded you the Restricted Shares (i) entitles you to remain employed by the Company for any period of time or to continue to receive your present (or any other) rate of compensation, (ii) affects our right to terminate your employment at any time and for any reason, (iii) gives you the right to be selected at any time for

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future awards of Restricted Shares or option grants, or (iv) provides for any adjustment to the number of Restricted Shares upon the occurrence of any events, except as described in Section 4 below.

     (e) BINDING AGREEMENT; NONCONTRAVENTION. You represent and warrant to the Company that this Agreement constitutes the legal, valid, and binding obligation of you, enforceable in accordance with its terms, and your execution, delivery, and performance of this Agreement does not and shall not conflict with, violate or cause a breach of any agreement, contract, or instrument to which you are a party or any judgment, order, or decree to which you are subject.

     2. VESTING OF RESTRICTED SHARES.

     (a) VESTING SCHEDULE. You shall acquire a vested interest in the Restricted Shares as set forth in the following table:

-------------------------------- ------------------------------------------
                                 CUMULATIVE PERCENTAGE OF RESTRICTED SHARES
VESTING DATE                     VESTED ON SUCH VESTING DATE
-------------------------------- ------------------------------------------
January 1, 2003                    25%
-------------------------------- ------------------------------------------
July 1, 2003                     37.5%
-------------------------------- ------------------------------------------
January 1, 2004                    50%
-------------------------------- ------------------------------------------
July 1, 2004                     62.5%
-------------------------------- ------------------------------------------
January 1, 2005                    75%
-------------------------------- ------------------------------------------
July 1, 2005                     87.5%
-------------------------------- ------------------------------------------
January 1, 2006                   100%
-------------------------------- ------------------------------------------

Notwithstanding the foregoing sentence, and except as otherwise provided herein, the above described vesting shall cease and no Unvested Restricted Shares (as defined below) shall vest after the date on which your employment with the Company terminates for any reason (the "TERMINATION DATE"). Restricted Shares which have become vested pursuant to the terms of this Agreement are referred to herein as "VESTED RESTRICTED SHARES," and all other Restricted Shares are referred to herein as "UNVESTED RESTRICTED SHARES."

     (b) ACCELERATION OF VESTING UPON DISCHARGE IN ANTICIPATION OF OR FOLLOWING A CHANGE IN CONTROL. If your employment is terminated by the Company in connection with or anticipation of a Change in Control, or if your employment is terminated by the Company or a Successor Entity (as defined in Section 6) at any time during the one-year period commencing on the date of a Change in Control, all Unvested Restricted Shares shall automatically vest upon such termination of

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employment. If your employment is terminated by the Company at any time during the one-year period commencing on the date the Company employs a new chief executive officer who is not currently an employee of the Company, 50% of the Unvested Restricted Shares shall automatically vest upon such termination of employment. For the purpose of this Section 2(b), your employment shall be deemed to have been terminated by the Company or a Successor Entity if your employment (i) is actually terminated by the Company or a Successor Entity other than for Cause or (ii) is terminated by you at any time during the one-year period commencing on the date of a Change in Control or employment of a new chief executive officer, as the case may be, for Good Reason (as defined in Section 6).

     (c) ACCELERATION OF VESTING UPON RETIREMENT, DISABILITY, OR DEATH. In the event of (i) your retirement from the Company after attaining age 65, or, in the Board's sole discretion, your retirement after attaining age 55 but not age 65,
(ii) your Disability (as defined in Section 5) if you become Disabled while an employee of the Company and such Disability results in your separation of employment from the Company, or (iii) your death if such death occurs while your are employed by the Company, all Unvested Restricted Shares that would be subject to vesting within one year after the occurrence of such event shall automatically vest and become immediately exercisable.

     (d) SUSPENSION OF VESTING. Notwithstanding anything to the contrary contained in this Agreement, no Restricted Shares will vest unless and until the Company's shareholders approve an amendment to the Plan to increase the number of shares of Common Stock authorized for issuance thereunder to accommodate the Restricted Shares to be issued under this Agreement and similar agreements that are being executed on or about the date of this Agreement. The Company intends to seek shareholder approval for such an amendment to the Plan at its Annual Meeting of Stockholders that is scheduled to be conducted in June 2002.

     (e) ESCROW. The Company shall have the right to hold the Unvested Restricted Shares in escrow until those shares have vested in accordance with the Vesting Schedule and until such time as you have paid the Company the federal and state income and employment withholding taxes to which you become subject as a result of the vesting of your Restricted Shares either by cash payment or in accordance with another arrangement agreed upon between the Company and you. If you decide to make an election under Section 83(b) of the Internal Revenue Code, you must provide for payment of federal and state employment and withholding taxes at this time.

     (f) CANCELLATION OF SHARES. If requested by the Company, you or the holder of Unvested Restricted Shares forfeited under Section 2(a) above shall deliver to the Company any certificates therefor; provided, however, that if Participant forfeits shares as provided in Section 2(a), then from and after such time, you or the holder of such shares shall no longer have any rights as a holder of such shares and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to Company as required by this Agreement.

     (g) WITHHOLDING OF TAXES. We will be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you the amount of any withholding or other tax due from the Company with respect to the issuance of the Restricted Shares, and we may defer the issuance of these shares unless you agree to indemnify us of this withholding obligation to our satisfaction. The Committee may, in its sole discretion, permit you to satisfy this withholding obligation by: (i) having the Company withhold from the shares to be issued a number of shares having a Fair Market Value equal to the required withholding amount, or (ii) delivering to the Company shares of Common Stock owned by you having a Fair Market Value equal to the required withholding amount.

     3. RESTRICTIONS ON TRANSFER OF RESTRICTED SHARES.

     (a) RETENTION OF RESTRICTED SHARES. You cannot sell, transfer, assign, pledge, hypothecate, or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in any Restricted Shares (a "TRANSFER" of Restricted Shares), except (i) to your "family members" as defined in and in accordance with the General Instructions to Form S-8 (in which case the restrictions set forth in the Plan and in this Agreement will continue to apply to such Restricted Shares after such Transfer and such permitted transferees of such Restricted Shares will have agreed in writing to be bound by the provisions of this Agreement with respect to such Restricted Shares) or (ii) in exchange for other Restricted Shares as described in Section 4 below (each such transfer a "PERMITTED TRANSFER").

     (b) HOLDBACK AGREEMENT. You will not effect any public sale or distribution of any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during any holdback period agreed to between the chief executive officer of the Company with respect to shares of Common Stock held by him or her and the Company's underwriters in the event of any underwritten registration of the Company's securities, unless the Company otherwise agrees.

     (c) TRANSFERS IN VIOLATION OF AGREEMENT. Any Transfer or attempted Transfer of any Restricted Shares in violation of any provision of this Agreement will be void, and the Company will not record any such purported Transfer on its books or treat any purported transferee of such Restricted Shares as the owner thereof for any purpose.

     4. ADJUSTMENTS.

     (a) In the event of any merger, consolidation, reorganization, recapitalization, stock dividend, stock split, reverse stock split, combination of shares, exchange of shares, change in corporate structure, or other change in the shares of Common Stock, the Committee may in its discretion make such adjustments in the number and type of Restricted Shares specified herein as it determines to be appropriate and equitable (and such adjustment will in no event be considered an amendment or modification of the Plan or of this Agreement). The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale, or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the Restricted Shares.

     (b) Without limiting the foregoing, in the event of any merger, consolidation, or other reorganization in which the Company is not the surviving or continuing corporation or in which a Change in Control is to occur, the Company's obligations regarding Restricted Shares granted hereunder and that are outstanding on the date of such event will, on such terms as may be approved by the Committee in its discretion prior to such event determines to be appropriate and equitable, be assumed by the surviving or continuing corporation or canceled in exchange for property (which may include cash and/or equity or securities convertible into equity of the surviving or continuing corporation).

     5. NONCOMPETE; NONSOLICITATION; CONFIDENTIALITY.

     (a) You acknowledge that during the course of your employment with Focal and its Subsidiaries you will require access to and become familiar with sensitive, highly confidential, unique, and valuable information and trade secrets of Focal and its Subsidiaries, the disclosure to or use by a competitor would cause Focal material and irreparable harm. In addition, Focal and you agree that the services you will render to Focal and its Subsidiaries will be of a unique nature and significant value. Consequently, you represent that the restrictions contained in this Section 5 are fair and reasonable with respect to duration, geographic area, and scope, and acknowledges that your commitments under this Section 5 constitute a material inducement to Focal to enter into this Agreement.

     (b) During the term of your employment and for a period ending six months following the termination date, you shall not, without the prior written consent of Focal, engage in any Competitive Activity. Notwithstanding the foregoing, in the event of termination for Cause or if you terminate your employment with Focal or a Subsidiary other than under Section 2(b), you may not, during the six months following the termination date, engage in any Competitive Activity whether or not you receives post-termination payments or benefits from Focal.

     (c) You will not, without the prior written consent of Focal, during your employment or thereafter disclose to any person not employed by Focal, or use in connection with engaging in competition with Focal, any confidential or proprietary information of Focal. For purposes of this Agreement, the term "confidential or proprietary information" includes all information of any nature and in any form that is owned by Focal and that is not publicly available (other than by your breach of this Section 5(c)) or generally known to persons engaged in businesses similar or related to those of Focal. Confidential or proprietary information will include, without limitation, Focal's financial matters, customers, employees, industry contracts, strategic business plans, product development (or other proprietary product data), marketing plans, and all other secrets and all other information of a confidential or proprietary nature. For purposes of the preceding two sentences, the term "Focal" will also include any Subsidiary (collectively, the "RESTRICTED GROUP"). The foregoing obligations imposed by this Section 5(c) will not apply (i) during your employment, in the course of the business of and for the benefit of Focal, (ii) if such confidential or proprietary information will have become, through no fault of yours, generally known to the public, or (iii) if you are required by law to make disclosure (after giving Focal notice and an opportunity to contest such requirement).

     (d) You will not, during your employment and for one year thereafter, without the prior written consent of Focal, directly or indirectly, on behalf of You or on behalf of any person, firm, or company, (i) hire (as an employee or consultant) any person who was an employee of the Restricted Group during your employment with the Restricted Group or thereafter or (ii) attempt to influence, persuade, or induce, or assist any other person in so persuading or inducing, any person or entity to give up, or to not commence, employment or a business relationship with the Restricted Group.

     (e) The provisions of this Section 5 are in addition to (and do not supersede), and do not limit or affect the enforceability of, any noncompetition, nonsolicitation, or confidentiality provisions of any other agreement(s) that you may have with the Company or any Subsidiary.

     6. DEFINITIONS.

     "CAUSE" means that Executive shall have, in the reasonable determination of the Board of Directors of Focal, after due inquiry, notice to Executive specifying in reasonable detail the facts giving rise to such decision, and providing Executive a reasonable opportunity to be heard:

     (a) committed a felony involving fraud, embezzlement, or theft or committed any other felony in a wrongful effort to further Focal's business interests;

     (b) intentionally and wrongfully provided senior management or the Board of Directors of Focal with materially incorrect information;

     (c) failed to cooperate completely and honestly with any investigation by Focal of Focal's activities or business practices, including without limitation, investigations by Focal's human resources or legal personnel;

     (d) reported to work under the influence of alcohol or illegal drugs;

     (e) committed intentional wrongful damage to Focal's or any Subsidiary's property;

     (f) committed intentional wrongful disclosure of material confidential information of Focal or any subsidiary;

     (g) committed intentional wrongful engagement in any competitive activity;

     (h) intentionally, wrongfully, and materially violated one or more of Focal's policies (as posted on its internal website from time to time); or

     (i) otherwise engaged in a pattern of violation of Focal's policies (as posted on its internal website from time to time) after Executive received written notice from the Company of its belief that he or she violated one or more policies specifying in reasonable detail the basis for such belief.

     "CHANGE IN CONTROL" means the occurrence of one of the following events:

     (a) Focal is merged or consolidated or reorganized with or into another corporation or other legal person, and as a result of such merger, consolidation, or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of directors immediately prior to such transaction;

     (b) Focal sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Stock immediately prior to such sale or transfer;

     (c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), as promulgated in each case pursuant to the Securities and Exchange Act of 1934 (the "Exchange Act"), disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined in Rule 13d-3 promulgated under the Exchange Act or any successor rule or regulation promulgated thereunder) of securities representing 50% or more of the Voting Stock; or

     (d) If during any period of two consecutive years, individuals who at the beginning of any such period constitute the directors and any new directors whose election or nomination for election by Focal's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute a majority of the directors.

Notwithstanding the provisions of subparagraph (c) above, a "Change in Control" shall not be deemed to have occurred for the purposes of this Agreement (i) solely because Madison Dearborn Capital Partners either files or becomes obligated to file a report on Schedule 13D (or any successor schedule or report), as promulgated pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Stock, (ii) solely because Focal or any Focal-sponsored employee stock ownership plan or other employee benefit plan of Focal either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K, or Schedule 14A (or any successor schedule, form or report or item therein), as promulgated in each case pursuant to the Exchange Act, disclosing beneficial ownership by it of securities representing 50% or more of the Voting Stock or otherwise, or because Focal reports that a change in control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (iii) solely because of a change in control of any Subsidiary.

     "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "COMMITTEE" means the Compensation Committee of the Board. The membership of the Committee will be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Securities Exchange Act and
Section 162(m) of the Code.

     "COMMON STOCK" means the Common Stock, par value $.01 per share, of the Company, and any other shares into which such stock may be changed by reason of a recapitalization, reorganization, merger, consolidation, or any other change in the corporate structure or capital stock of the Company.

     "COMPANY" means Focal Communications Corporation, a Delaware corporation, and (except to the extent the context requires otherwise) any "subsidiary corporation" of Focal Communications Corporation, as such term is defined in
Section 424(f) of the Code.

     "COMPETITIVE ACTIVITY" means your participation, directly or indirectly, either for yourself or for any other individual, corporation, partnership, joint venture or other entity, in any business division, group, or franchise (or if there are no divisions, any business) where such division, group or franchise (or business, if applicable) engages or proposes to engage in any business conducted by the Company or any of its Subsidiaries or proposed to be conducted pursuant to a business plan of the Company or any of its Subsidiaries (including, but not limited to, the sale or distribution of local switched dialtone telecommunications services) in any Metropolitan Statistical Area in which the Company or any of its Subsidiaries conducts such business or proposes to conduct such business pursuant to such a business plan. For purposes of this Agreement, the term "participate in" shall include, without limitation, having any direct or indirect interest in any corporation, partnership, joint venture or other entity, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture and other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise), other than ownership of up to $1 million in value of the outstanding stock of any class which is publicly traded.

     "DISABILITY" means your inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively your duties and obligations to the Company or to participate effectively and actively in the management of the Company for a period of six months, as determined by the Board in its good faith discretion.

     "FAIR MARKET VALUE" of a share of Common Stock of the Company means, as of the date in question, the officially-quoted closing selling price of the stock (or if no selling price is quoted, the bid price) on the principal securities exchange on which the Common Stock is then listed for trading (including for this purpose the Nasdaq National Market) (the "MARKET") for the date in question or, if the Common Stock is not then listed or quoted in the Market, the Fair

Market Value will be the fair value of the Common Stock determined in good faith by the Board; provided, however, that when Restricted Shares upon vesting are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or withholding taxes and to compute the withholding taxes.

     "GOOD REASON" means:

(i) a material reduction in base or targeted bonus compensation (but not including any reduction related to a broader compensation or benefit reduction that is not limited to any particular employee), it being understood that a change in the form or measure of compensation, including but not limited to a change from salary-based compensation to commission-based compensation or a rearrangement of your compensation package to include a different combination of salary, bonus, commission, options, or other equity incentives, etc., shall not in and of itself constitute such a reduction; or

(ii) a relocation of your place of employment to a site that is more than 50 miles from your place of employment immediately prior to the Change in Control or employment of a new chief executive officer.

Notwithstanding the foregoing, an occurrence shall not constitute Good Reason unless you notify the Company or a Successor Entity in writing within 30 days of the occurrence that you consider the occurrence to be Good Reason and the Company or Successor Entity fails to cure such occurrence within 30 days after its receipt of such notice.

     "OWNER" shall mean Participant and all subsequent holders of the Restricted Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force, provided this Agreement does not supersede or preempt (i) that certain Executive Employment Agreement, dated November 16, 2000, between you and the Company (and you hereby acknowledge your continuing obligations thereunder) or (ii) that certain letter agreement dated the date hereof, between you and the Company.

     "SUBSIDIARY" means an entity in which Focal directly or indirectly beneficially owns 50% or more of the outstanding Voting Stock.

     "SUCCESSOR ENTITY" means a successor to the Company by merger, consolidation, or other business combination, or a purchaser of all or substantially all of the Company's assets or a majority of the Company's outstanding voting securities, as the case may be.

     "VOTING STOCK" means securities entitled to vote generally in the election of directors of Focal.

     7. MISCELLANEOUS PROVISIONS.

     (a) MANDATORY ARBITRATION. Subject to Section 7(g) below, all claims, disputes, controversies or other matters in question arising under or relating to this Agreement (collectively, "DISPUTES") will, if unable to be resolved within 10 days of preliminary negotiation between you and the Company, be resolved through binding arbitration in accordance with the commercial arbitration rules and practices of the American Arbitration Association. Such arbitration will be in Chicago, Illinois, or such other place as is mutually agreeable to you and the Company. The cost of each arbitration proceeding, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, reasonable attorney fees and expenses, etc., will be allocated among the parties based upon the percentage which the portion of the contested amount in such Dispute not awarded to each party bears to the amount actually contested by such party. The parties hereto agree that, subject to Section 7(g), mandatory arbitration under this Section 7(a) will be the sole and exclusive remedy for resolving and remedying all Disputes hereunder.

     (b) SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     (c) COMPLETE AGREEMENT. This Agreement embodies the complete agreement and understanding between you and the Company concerning the grant of Restricted Shares and supersedes and preempts any prior understandings or agreements, written or oral, that address the grant of Restricted Shares to you.

     (d) COUNTERPARTS. This Agreement may be executed in separate counterparts.

     (e) SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, this Agreement will bind the parties hereto and their respective successors and assigns and will inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns whether so expressed or not.

     (f) CHOICE OF LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Delaware.

     (g) EQUITABLE REMEDIES. You and we agree and acknowledge that money damages would not be an adequate remedy if you or any other holder of Restricted Shares were to breach any of the provisions of Sections 3 or 5, and that the Company (or any third-party beneficiary hereof) may obtain specific performance and/or other injunctive relief (without posting any bond or deposit) relief in order to enforce or prevent any violations of the provisions of Sections 3 or 5 of this Agreement.

     (h) AMENDMENT, MODIFICATION, OR WAIVER. The provisions of this Agreement may be amended, modified, or waived only with the prior written consent of the Company and you.

     (i) NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when (i) delivered personally to the recipient, (ii) if faxed to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if faxed before 5:00 p.m. Chicago time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications will be sent to the following Persons at the following addresses:

             TO THE COMPANY:
             Focal Communications Corporation
             200 North LaSalle Street
             Suite 1100
             Chicago, Illinois 60601
             Attention:  General Counsel
             Telephone:  312-895-8400
             Fax:        312-895-4229

             TO YOU:  at the address listed in the Company's records,

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     (j) DESCRIPTIVE HEADINGS; INTERPRETATION. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.

     (k) TAXABLE INCOME AND SECTION 83(b) ELECTION. Under Section 83 of the Code, the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the restrictions set forth in Section 2 above. Participant may elect under Code
Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares vest and cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within 30 days after the date of this Agreement. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30) DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b) AND TO PAY ANY TAXES ASSOCIATED THEREWITH, EVEN IF PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Agreement on the date first written above.

                                       FOCAL COMMUNICATIONS CORPORATION

                                       By: /s/Robert C. Taylor, Jr.
                                          -----------------------------------
                                          Robert C. Taylor, Jr.
                                          Chairman & Chief Executive Officer

                                       PARTICIPANT

                                       --------------------------------------


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